Exhibit 1A-2B

Wolverine Capital Corporation BY-LAW NO. 1 TABLE OF CONTENTS Page Article 1 Interpretation 1 1.1 1.2 1.3 Interpretation 1 Unanimous Shareholder Agreement . 1 Conflicts with the Act . 1 Article 2 Business of the Corporation 1 2.1 2.2 2.3 2.4 2.5 2.6 2.7 2.8 2.9 Registered Office . 1 Seal 2 Financial Year 2 Banking Arrangements 2 Execution of Contracts, Documents and Instruments in Writing by the Corporation 2 Execution of Documents in Counterparts 2 Electronic Documents 2 Divisions . 2 Voting Rights in Other Bodies Corporate 2 Article 3 Borrowing 3 3.1 3.2 Borrowing . 3 Delegation of Borrowing Powers . 3 Article 4 Directors . 3 4.1 4.2 4.3 4.4 4.5 4.6 4.7 4.8 Powers and Duties of Directors . 3 Number of Directors . 3 Qualifications . 4 Election and Term 4 Ceasing to Hold Office . 4 Removal of Directors . 4 Filling Vacancy . 4 Remuneration of Directors . 4 Article 5 Meetings of Directors 5 5.1 5.2 5.3 5.4 5.5 5.6 5.7 5.8 5.9 5.10 5.11 5.12 5.13 Transaction of Business 5 Quorum 5 Place of Meetings 5 Participation in Meeting by Electronic Means 5 Calling of Meetings 5 Notice of Meetings . 5 Waiver of Notice 5 Omission of Notice . 6 Voting at Meetings . 6 Chair and Secretary . 6 Adjournment 6 Conflicts of Interest 6 Written Resolution In Lieu of Meeting 6 Article 6 Committees of the Board 7 6.1 Committees of Directors 7

- ii - 6.2 6.3 6.4 Transaction of Business 7 Meetings by Electronic Means . 7 Procedures . 7 Article 7 Officers . 7 7.1 7.2 7.3 7.4 7.5 7.6 7.7 7.8 Designation and Appointment . 7 Powers and Duties of Officers . 7 Term of Office 8 Vacancies 8 Remuneration 8 Conflicts of Interest 8 Agents and Attorneys 8 Divisional Officers 8 Article 8 Protection of Directors and Officers 8 8.1 8.2 Indemnity . 8 Insurance . 9 Article 9 Meetings of Shareholders . 9 9.1 9.2 9.3 9.4 9.5 9.6 9.7 9.8 9.9 9.10 9.11 9.12 9.13 9.14 9.15 9.16 9.17 9.18 9.19 9.20 9.21 Annual Meetings 9 Special Meetings . 9 Place of Meetings 9 Quorum 9 Written Resolution in Lieu of Meeting 10 Participation in Meeting by Electronic Means 10 Meetings Held by Electronic Means 10 Notice of Meetings . 10 Waiver of Notice 10 Record Date for Notice 10 List of Shareholders Entitled to Receive Notice 10 Record Date for Voting 11 List of Shareholders Entitled to Vote . 11 Persons Entitled to Attend . 11 Omission of Notice . 12 Chair, Secretary and Scrutineers 12 Proxies and Representatives . 12 Voting at Meetings . 12 Joint Shareholders . 13 Adjournment 13 One Shareholder Meeting 13 Article 10 Securities 13 10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 Issuance . 13 Commissions . 14 Lien on Shares . 14 Securities Register . 14 Dealings with Registered Holder . 14 Security Certificates . 14 Replacement of Security Certificates 14 Joint Holders of Securities . 15 Article 11 Dividends 15 11.1 11.2 11.3 Dividends . 15 Record Date for Dividends . 15 Dividend Cheques . 15

- iii - Article 12 Notices 15 12.1 12.2 12.3 12.4 12.5 12.6 Method of Giving Notices . 15 Sending Notices by Electronic Means . 16 Notice to Joint Shareholders 16 Persons Entitled by Death or Operation of Law 16 Undelivered Notices . 16 Waiver of Notice 16 Article 13 Enactment, Amendment and Repeal of By-Laws . 16 13.1 13.2 Approval and Confirmation 16 Effective Date 17

Wolverine Capital Corporation (the “Corporation”) BY-LAW NO. 1 A by-law relating generally to the transaction of the business and affairs of the Corporation. ARTICLE 1 INTERPRETATION 1.1 Interpretation In this by-law: (a) “Act” means the Canada Business Corporations Act, R.S.C. 1985, C. 44, and the regulations made thereunder, each as amended or re-enacted from time to time; (b) “board” means the board of directors of the Corporation; (c) “by-law” means any by-law of the Corporation in effect from time to time; (d) “meeting of shareholders” means an annual or special meeting of shareholders of the Corporation; (e) unless otherwise specified, all words and expressions contained in this by-law and that are defined in the Act have the meanings given to them in the Act; (f) any reference to gender includes all genders and words importing the singular number include the plural and vice versa; and (g) the inclusion of headings and a table of contents are provided for convenience only and do not affect the construction or interpretation of this by-law. 1.2 Unanimous Shareholder Agreement If any provision in this by-law (or any other by-law) conflicts with any provision in a unanimous shareholder agreement, the provision in the unanimous shareholder agreement will govern to the extent permitted by the Act. 1.3 Conflicts with the Act If any provision in this by-law (or any other by-law) contravenes any provision in the Act, the provision in the Act will govern. ARTICLE 2 BUSINESS OF THE CORPORATION 2.1 Registered Office The Corporation shall at all times have a registered office in the province or territory in Canada specified in the articles. The board may change the place and address of the registered office within that province or territory.

- 2 - 2.2 Seal The Corporation need not have a corporate seal, but any corporate seal adopted for the Corporation must be approved and may be changed by the board. 2.3 Financial Year The financial year of the Corporation will be as determined by the board from time to time. 2.4 Banking Arrangements Banking transactions will be made with the bank(s) or other financial institution(s) approved by the board from time to time, and banking transactions will be made on the Corporation’s behalf by the director(s), officer(s) or other person(s) designated, directed or authorized by the board from time to time and to the extent so designated, directed or authorized. 2.5 Execution of Contracts, Documents and Instruments in Writing by the Corporation Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by [any two officers, any two directors, or any one officer and one director] {OR} [any one officer or director] of the Corporation. In addition, the board may from time to time authorize any officer or officers of the Corporation, any director or directors of the Corporation, or any other person or persons, either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing and the manner in which those contracts, documents or instruments in writing may or will be signed. 2.6 Execution of Documents in Counterparts Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed or signed by more than one individual for the purposes of the Act may be executed or signed in several documents of like form, each of which is executed or signed by one or more of the individuals, and those documents, when duly executed or signed by all individuals required or permitted, as the case may be, to do so, will be deemed to constitute one document for the purposes of the Act. 2.7 Electronic Documents The Corporation may create and provide electronic documents in accordance with the Act. 2.8 Divisions The board may from time to time cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions, further divide those divisions into sub-units, or consolidate the business and operations of divisions or sub-units. 2.9 Voting Rights in Other Bodies Corporate Shares or other securities carrying voting rights of any body corporate or other entity held by the Corporation may be voted at any and all meetings of the holders of those shares or other securities in the manner and by the person(s) approved by the board from time to time. Persons authorized under paragraph 2.5 may also, for and on behalf of the Corporation and without the necessity of a resolution or other action by the board, execute and deliver proxies to vote any of those shares or other securities or arrange for the issue of security certificates or other evidence of the right to vote those shares or other securities.

- 3 - ARTICLE 3 BORROWING 3.1 Borrowing Without limiting the powers of the board as provided in the Act, unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may from time to time on behalf of the Corporation, without authorization of the shareholders: (a) borrow money upon the credit of the Corporation; (b) issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation; (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation. 3.2 Delegation of Borrowing Powers Unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may, by resolution, delegate the powers referred to in paragraph 3.1 to a director, a committee of the board or an officer of the Corporation. ARTICLE 4 DIRECTORS 4.1 Powers and Duties of Directors Subject to any unanimous shareholder agreement, the directors shall manage, or supervise the management of, the business and affairs of the Corporation. Every director of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director of the Corporation shall comply with the Act, the articles, the by-laws and any unanimous shareholder agreement. 4.2 Number of Directors If the articles set out a fixed number of directors, the number of directors of the Corporation and the number of directors to be elected at an annual meeting of shareholders must be the number of directors set out in the articles. Where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation and the number of directors to be elected at an annual meeting of the shareholders must be that number as is determined from time to time by ordinary resolution of the shareholders or, if an ordinary resolution of the shareholders empowers the board to determine the number, by resolution of the board. Where no such resolution has been passed, the number of directors of the Corporation must be the number of directors named in the initial notice of directors sent to the Director under the Act at the time of sending the articles. The board must consist of at least one individual, but if the Corporation is a distributing corporation, any of the issued securities of which remain outstanding and are held by more than one person, the board must consist of not fewer than three directors.

- 4 - 4.3 Qualifications Subject to the Act, at least 25% of the directors of the Corporation must be resident Canadians, but if there are fewer than four directors, at least one director shall be a resident Canadian. If the Corporation is a distributing corporation, any of the issued securities of which remain outstanding and are held by more than one person, at least two of the directors shall not be officers or employees of the Corporation or its affiliates. No person may be a director if that person (i) is less than eighteen years of age, (ii) is of unsound mind and has been so found by a court in Canada or elsewhere, (iii) is not an individual, or (iv) has the status of bankrupt. Unless the articles otherwise provide, a director is not required to hold shares issued by the Corporation. 4.4 Election and Term Subject to the Act, the shareholders of the Corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election. A director who ceases to hold office upon the expiry of his or her term but who remains qualified to serve as a director is eligible for re-election. If directors are not elected at a meeting of shareholders at which an election of directors is required, the incumbent directors shall continue in office until their successors are elected. 4.5 Ceasing to Hold Office A director ceases to hold office at the earliest of (i) his or her death, (ii) his or her removal from office by the shareholders of the Corporation in accordance with paragraph 4.6, (iii) his or her becoming disqualified for election as a director, (iv) his or her resignation, which resignation is effective when his or her written resignation is sent to the Corporation, or, if a later time is specified in that resignation, at the later time, (v) the expiry of his or her term, if he or she is elected for an expressly stated term, or (vi) the close of the first annual meeting of shareholders following his or her election, if he or she is not elected for an expressly stated term. 4.6 Removal of Directors Subject to the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting of shareholders remove any director or directors from office, and the vacancy or vacancies created by the removal of a director may be filled at that meeting, failing which the vacancy or vacancies may be filled by the board in accordance with the Act. 4.7 Filling Vacancy Subject to the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors, or a failure to elect the number or minimum number of directors provided for in the articles. A director appointed or elected to fill a vacancy holds office for the unexpired term of their predecessor. If there is not a quorum of directors or if there has been a failure to elect the number or minimum number of directors provided for in the articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. 4.8 Remuneration of Directors Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the directors of the Corporation.

- 5 - ARTICLE 5 MEETINGS OF DIRECTORS 5.1 Transaction of Business The powers of the board may be exercised at a meeting at which a quorum is present or by a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where the Corporation has only one director, that director may constitute a meeting. 5.2 Quorum Subject to the Act and the articles, a majority of the number of directors determined in accordance with paragraph 4.2 constitutes a quorum for the transaction of business at any meeting of the board, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the board. 5.3 Place of Meetings Unless the articles otherwise provide, the board may meet at any place. 5.4 Participation in Meeting by Electronic Means A director may, in accordance with the Act, and if all the directors of the Corporation consent, participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed for the purposes of the Act to be present at that meeting. 5.5 Calling of Meetings Meetings of the board may be called at any time by the Chair of the board (if any), the President (if the President is a director), a Vice-President who is a director or any two directors. 5.6 Notice of Meetings Subject to paragraph 5.7, unless the articles otherwise provide, notice of the time and place of any meeting of the board meeting must be sent to every director not less than 48 hours before the time when the meeting is to be held, but notice of an adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the original meeting. A notice of a meeting of the board need not specify the purpose of or the business to be transacted at the meeting unless the Act requires that purpose or business or the general nature of the business to be specified. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which that board is elected. 5.7 Waiver of Notice A director may in any manner waive a notice of a meeting of the board. Attendance of a director at a meeting of the board is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

- 6 - 5.8 Omission of Notice The accidental omission to give notice of any meeting of the board or any irregularity in the notice of any meeting or the non-receipt of any notice by any director will not invalidate any resolution passed or any proceeding taken at that meeting. 5.9 Voting at Meetings Questions arising at any meeting of the board will be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting will not be entitled to a second or casting vote. Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. 5.10 Chair and Secretary The Chair of the board (if any) will, when present, preside as chair at meetings of the board. If the Chair of the board is absent or unable or unwilling to preside as chair, the Vice-Chair of the board (if any) will, when present, preside as chair for that meeting. If the Vice-Chair of the board is absent or unable or unwilling to preside as chair, the President (if the President is a director) will, when present, preside as chair for that meeting. If none of these officers is present or able or willing to preside as chair, the directors present shall choose one from among them to preside as chair for that meeting. The Secretary of the Corporation (if any) will, when present, act as secretary at meetings of the board. If the Secretary is absent or unable or unwilling to act as secretary, the chair of the meeting shall appoint a person who need not be a director to act as secretary for that meeting. 5.11 Adjournment The chair of a meeting of the board may, with the consent of the directors present, adjourn the meeting to a fixed time and place. If there is a quorum at the adjourned meeting, the meeting will be considered duly constituted and the board may deliberate and transact business in accordance with the procedures established at the original meeting. The directors constituting a quorum at the original meeting need not constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the meeting will be deemed to have ended at the original meeting at which the chair declared the adjournment. 5.12 Conflicts of Interest A director of the Corporation who is a party to, or who is a director or an officer, or an individual acting in a similar capacity of, a party to, or who has a material interest in a party to, a material contract or material transaction, whether made or proposed, with the Corporation, shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act. No such director shall vote on any resolution to approve the contract or transaction except in accordance with the Act. 5.13 Written Resolution In Lieu of Meeting A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the board or committee of the board, is as valid as if it had been passed at a meeting of the board or committee of the board.

- 7 - ARTICLE 6 COMMITTEES OF THE BOARD 6.1 Committees of Directors The board may appoint from their number a managing director who is a resident Canadian or one or more committees of directors, however designated, and delegate to the managing director or those committees any powers of the board except those that pertain to matters which, under the Act, a managing director or committee of the board has no authority to exercise. 6.2 Transaction of Business The powers of a committee of the board may be exercised at a meeting at which a quorum is present or by a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the committee. Unless the articles otherwise provide, meetings of committees of the board may be held at any place. 6.3 Meetings by Electronic Means The provisions of paragraph 5.4 apply to meetings of committees of the board. 6.4 Procedures Unless otherwise determined by the board, each committee of the board has the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure. ARTICLE 7 OFFICERS 7.1 Designation and Appointment Subject to the articles and any unanimous shareholder agreement, the board may designate the offices of the Corporation, appoint as officers persons of full capacity, specify their duties and, subject to the Act, delegate to them powers to manage the business and affairs of the Corporation. Subject to the articles and any unanimous shareholder agreement, a director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person. 7.2 Powers and Duties of Officers Every officer of the Corporation shall: (a) perform all powers and duties incident to his or her respective office and such other powers and duties respectively as may from time to time be assigned to him or her by the board; (b) in exercising his or her powers and discharging his or her duties, act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and (c) comply with the Act, the articles, the by-laws and any unanimous shareholder agreement.

- 8 - 7.3 Term of Office An officer ceases to hold office at the earliest of (i) his or her death, (ii) his or her removal from office by the board, (iii) his or her ceasing to be a director if being a director is a necessary qualification of that officer’s appointment, (iv) his or her resignation, which resignation is effective when his or her written resignation is sent to the Corporation or, if a later time is specified in that resignation, at the later time, (v) the appointment of his or her successor, or (vi) the close of the first meeting following his or her appointment at which the board annually appoints the officers of the Corporation. 7.4 Vacancies If the office of any officer of the Corporation becomes vacant for any reason, the board may appoint a person to fill that vacancy. 7.5 Remuneration Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the officers of the Corporation. 7.6 Conflicts of Interest An officer of the Corporation who is a party to, or who is a director or an officer, or an individual acting in a similar capacity of, a party to, or who has a material interest in a party to, a material contract or material transaction, whether made or proposed, with the Corporation, shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act. 7.7 Agents and Attorneys Subject to the Act, the Corporation may from time to time appoint agents or attorneys for the Corporation in or outside Canada, with such powers (including the power to sub-delegate) as may be thought fit. 7.8 Divisional Officers Where the business and operations of the Corporation or any part thereof are divided into one or more divisions or sub-units, the board may designate and appoint divisional officers to those divisions or sub-units and determine their powers and duties. ARTICLE 8 PROTECTION OF DIRECTORS AND OFFICERS 8.1 Indemnity 8.1.1 Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. 8.1.2 The Corporation shall not indemnify an individual under paragraph 8.1.1 unless the individual: (a) acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for

- 9 - which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. 8.1.3 The Corporation shall also indemnify an individual referred to in paragraph 8.1.1 in such other circumstances as the Act permits or requires. Nothing in this by-law limits the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law. 8.2 Insurance The Corporation may purchase and maintain insurance for the benefit of an individual referred to in paragraph 8.1.1 against any liability incurred by that individual, (i) in the individual’s capacity as a director or officer of the Corporation, or (ii) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request. ARTICLE 9 MEETINGS OF SHAREHOLDERS 9.1 Annual Meetings Subject to the Act, the board shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting but no later than six months after the end of the Corporation’s preceding financial year, for the purpose of placing before the annual meeting the financial statements, reports and any further information required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and transacting any other business that may be properly brought before the meeting. 9.2 Special Meetings Subject to the Act, the board may at any time call a special meeting of shareholders, and a special meeting of shareholders may be held in conjunction with an annual meeting of shareholders. 9.3 Place of Meetings Meetings of shareholders will be held at such place within Canada as the board determines. Alternatively, a meeting of shareholders may be held at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at that meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. 9.4 Quorum Subject to the Act and the articles, a quorum at any meeting of shareholders will be two persons present in person and holding or representing by proxy not less than 20% of the votes attached to all shares entitled to be voted at the meeting. If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. No business may be transacted at any meeting of shareholders unless a quorum is present at the time of the transaction of the business.

- 10 - 9.5 Written Resolution in Lieu of Meeting Subject to the Act, a resolution in writing signed by all the shareholders of the Corporation entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders. 9.6 Participation in Meeting by Electronic Means Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting of shareholders by such means is deemed for the purposes of the Act to be present at the meeting. 9.7 Meetings Held by Electronic Means If the board or the shareholders of the Corporation call a meeting of shareholders under the Act, those directors or shareholders, as the case may be, may determine that the meeting will be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. 9.8 Notice of Meetings Subject to paragraph 9.9, notice of the time and place of any meeting of shareholders must be sent to each shareholder of the Corporation entitled to vote at the meeting, to each director and to the auditor of the Corporation not less than 21 days and not more than 60 days before the meeting, or within such other period as may be prescribed by the Act. Notice of a meeting of shareholders at which special business (as defined in the Act) is to be transacted must state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution to be submitted to the meeting. 9.9 Waiver of Notice A shareholder of the Corporation or any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and their attendance at a meeting of shareholders is a waiver of notice of the meeting, except where they attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. 9.10 Record Date for Notice For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the board may fix in advance, as the record date for that determination, a date that is not less than 21 days and not more than 60 days before the date of the meeting or that is within such other period as may be prescribed by the Act. 9.11 List of Shareholders Entitled to Receive Notice 9.11.1 For every meeting of shareholders, the Corporation shall prepare an alphabetical list of shareholders entitled to receive notice of the meeting, showing the number of shares held by each shareholder. 9.11.2 If a record date for notice of a meeting is fixed under paragraph 9.10, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on that record date and the list must be prepared not later than ten days after that record date.

- 11 - 9.11.3 If no record date for notice of a meeting is fixed under paragraph 9.10, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on the day immediately preceding the day on which notice of the meeting is given and the list must be prepared on that date. However, where no notice of the meeting is given, the shareholders listed will be those whose names are set out in the securities register of the Corporation on the day on which the meeting is held and the list must be prepared on that date. 9.12 Record Date for Voting For the purpose of determining shareholders entitled to vote at a meeting of shareholders, the board may fix in advance, as the record date for that determination, a date that is not less than 21 days and not more than 60 days before the date of the meeting or that is within such other period as may be prescribed by the Act. 9.13 List of Shareholders Entitled to Vote 9.13.1 For every meeting of shareholders, the Corporation shall prepare an alphabetical list of shareholders entitled to vote at the meeting, showing the number of shares held by each shareholder. 9.13.2 If a record date for voting is fixed under paragraph 9.12, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on that record date and the list must be prepared not later than ten days after that record date. 9.13.3 If no record date for voting is fixed under paragraph 9.12, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on the day immediately preceding the day on which notice of the meeting is given and the list must be prepared not later than ten days after a record date for notice of a meeting is fixed under paragraph 9.10 or, if no record date for notice of a meeting is fixed under paragraph 9.10, then not later than the day immediately preceding the day on which notice of the meeting is given, as the case may be. However, where no notice of the meeting is given, the shareholders listed will be those whose names are set out in the securities register of the Corporation on the day on which the meeting is held and the list must be prepared not later than ten days after a record date for notice of a meeting is fixed under paragraph 9.10 or, if no record date for notice of a meeting is fixed under paragraph 9.10, then on the date the meeting is held, as the case may be. 9.13.4 A shareholder of the Corporation whose name appears on a list prepared under this paragraph 9.13 is entitled to vote the shares shown opposite the shareholder’s name at the meeting of shareholders to which the list relates. 9.13.5 The list of shareholders must be available for examination by any shareholder of the Corporation during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting of shareholders for which the list was prepared. 9.14 Persons Entitled to Attend The only persons entitled to attend a meeting of shareholders are those entitled to vote at that meeting, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only with the consent of the chair of the meeting.

- 12 - 9.15 Omission of Notice The accidental omission to give notice of any meeting of shareholders or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or director or the auditor of the Corporation will not invalidate any resolution passed or any proceeding taken at that meeting. 9.16 Chair, Secretary and Scrutineers 9.16.1 The Chair of the board (if any) will, when present, preside as chair at meetings of shareholders. If the Chair of the board is absent or unable or unwilling to preside as chair, the Vice-Chair of the board (if any) will, when present, preside as chair for that meeting. If the Vice-Chair of the board is absent or unable or unwilling to preside as chair, the President will, when present, preside as chair for that meeting. If none of these officers is present within 15 minutes after the time appointed for holding the meeting, or if none of these officers is able or willing to preside as chair, the persons present and entitled to vote at the meeting shall choose a director present at the meeting to be the chair for that meeting, and if no director is present or if all the directors present decline to take the chair, then the persons present and entitled to vote shall choose one of their number to be the chair for that meeting. 9.16.2 The Secretary of the Corporation (if any) will, when present, act as secretary at meetings of shareholders, but if the Secretary is not present at a meeting, the chair of the meeting shall appoint a person who need not be a shareholder to act as secretary at that meeting. 9.16.3 One or more scrutineers, who need not be shareholders of the Corporation, may be appointed by ordinary resolution or by the chair of the meeting. 9.17 Proxies and Representatives A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy must be executed by the shareholder or by the shareholder’s attorney authorized in writing or by electronic signature in accordance with the Act. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof. 9.18 Voting at Meetings 9.18.1 Voting at a meeting of shareholders will be by show of hands, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or applicable law requires a ballot to be taken on a particular matter. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. A demand for a ballot may be withdrawn. 9.18.2 Despite paragraph 9.18.1, any vote referred to in paragraph 9.18.1 may be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. 9.18.3 Any person participating in a meeting of shareholders under paragraph 9.6 or 9.7 and entitled to vote at that meeting may vote, in accordance with the Act, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose. 9.18.4 On a show of hands, every person who is present and entitled to vote at the meeting will have one vote. Subject to the Act, if a ballot is taken on a question, every person who is

- 13 - present and entitled to vote at the meeting will, unless the articles otherwise provide, have one vote for each share which that person is entitled to vote at the meeting on the question. 9.18.5 If at any meeting a ballot is demanded on the election of a chair or on the question of adjournment, it will be taken immediately without adjournment. If at any meeting a ballot is demanded or required on any other question, including the election of directors, the vote will be taken by ballot in the manner and at the time (at once, later in the meeting or after adjournment) as the chair of the meeting directs. The result of a ballot on a question will be the decision of the shareholders on that question. 9.18.6 Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. 9.18.7 Subject to the Act, the articles or any unanimous shareholder agreement, every question at any meeting of shareholders will be determined by a majority of the votes cast on the question. In case of an equality of votes, either on a show of hands or on a ballot, the chair of the meeting will not be entitled to a second or casting vote. 9.19 Joint Shareholders If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them. 9.20 Adjournment If a meeting is adjourned for less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting must be given as for an original meeting. If a meeting is adjourned and no notice is required, any business that may have been brought before or dealt with at the original meeting in accordance with the notice calling that meeting may be brought before or dealt with at the adjourned meeting. Any adjourned meeting will be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at that meeting. The persons constituting a quorum at the original meeting need not constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the original meeting will be deemed to have ended immediately after its adjournment. 9.21 One Shareholder Meeting If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. ARTICLE 10 SECURITIES 10.1 Issuance Subject to the Act, the articles and any unanimous shareholder agreement, shares in the capital of the Corporation may be issued at such times and to such persons and for such consideration as the board may determine. No share may be issued until the consideration for the share is fully paid as provided for in the Act.

- 14 - 10.2 Commissions The board may authorize the Corporation to pay a reasonable commission to any person in consideration of the person’s purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares. 10.3 Lien on Shares If the articles provide that the Corporation has a lien on shares registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation, subject to the Act, any other provision of the articles and any unanimous shareholder agreement, the Corporation may enforce the lien by selling the shares affected by it or by any other means permitted by law. 10.4 Securities Register The Corporation shall maintain, at its registered office or at any other place in Canada designated by the board, a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities the information required by the Act. The Corporation may appoint an agent to maintain a central securities register and branch securities registers.Branch registers, if any, may be kept at any place in or out of Canada designated by the board. 10.5 Dealings with Registered Holder Subject to the Act, the Corporation or any person appointed as trustee under the terms of a trust indenture to which the Corporation is a party (including a successor trustee), may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security. 10.6 Security Certificates Every security holder is entitled at their option to a security certificate that complies with the Act or a non-transferable written acknowledgement of their right to obtain such a security certificate from the Corporation in respect of the securities of the Corporation held by them. The corporation may charge a fee, not exceeding the amount prescribed by the Act, for a security certificate issued in respect of a transfer. Subject to the Act, a security certificate must be in such form as is authorized from time to time by the board. A security certificate must be signed by at least one of the following persons, or the signature must be printed or otherwise mechanically reproduced on the certificate: (a) a director or officer of the Corporation; (b) a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; and (c) a trustee who certifies it in accordance with a trust indenture. 10.7 Replacement of Security Certificates Where the owner of a security claims that the security has been lost, destroyed or wrongfully taken, the Corporation shall issue a new security in place of the original security if the owner so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser, furnishes the Corporation with a sufficient indemnity bond, and satisfies any other reasonable requirements imposed by the board. However, where a security has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact by giving the Corporation written notice of an adverse claim within a reasonable time after discovering the loss, destruction or taking and if the Corporation has

- 15 - registered a transfer of the security before receiving such notice, the owner is precluded from asserting against the Corporation any claim to a new security. 10.8 Joint Holders of Securities The Corporation is not required to issue more than one security certificate in respect of securities held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Where a security of the Corporation is issued to several persons as joint holders, upon satisfactory proof of the death of one joint holder, the Corporation may treat the surviving joint holders as owner of the security. ARTICLE 11 DIVIDENDS 11.1 Dividends Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation. 11.2 Record Date for Dividends For the purpose of determining shareholders entitled to receive payment of a dividend, the board may fix in advance, as the record date for that determination, a date that is not more than 60 days before the date for the payment of the dividend or that is within such other period as may be prescribed by the Act. If no record date is so fixed, the record date for the determination of shareholders entitled to receive payment of a dividend will be at the close of business on the day on which the resolution relating to that dividend is passed by the board. 11.3 Dividend Cheques A dividend payable in cash may be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to that registered holder at the holder’s recorded address, unless that holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of those joint holders and mailed to them at their recorded address. ARTICLE 12 NOTICES 12.1 Method of Giving Notices 12.1.1 Any notice or document required by the Act, the articles or the by-laws to be sent to a shareholder or director may be sent by prepaid mail, delivered personally or, subject to paragraph 12.2, sent by electronic means, as follows: (a) to a shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent; and (b) to a director at the director’s latest address as shown in the records of the Corporation or in the last notice of directors sent to the Director under the Act. 12.1.2 A notice or other document sent by prepaid mail to a shareholder in accordance with clause 12.1.1(a) or to a director in accordance with clause 12.1.1(b) is deemed to be

- 16 - received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all. 12.2 Sending Notices by Electronic Means 12.2.1 This paragraph 12.2 does not apply to notices, documents or other information referred to in the provisions of the Act respecting security certificates, registers and transfers. 12.2.2 Subject to paragraph 12.2.3, a notice, document or other information may be sent to an addressee (i) by fax, (ii) by electronic mail, or (iii) in another form of electronic document. 12.2.3 A notice, document or other information may be sent to an addressee by fax, by electronic mail or in another form of electronic document only if the addressee has consented in writing and all other requirements under the Act in respect of the creation and provision of electronic documents have been complied with. An addressee may revoke consent in writing. If an addressee revokes consent to receive notices, documents or other information in an electronic document (including by fax or electronic mail), the Corporation shall send notices, documents and other information to that addressee in the manner described in paragraph 12.1. 12.3 Notice to Joint Shareholders If two or more persons are registered as joint holders of any share of the Corporation, any notice may be addressed to all of those joint holders, but notice addressed to one of them will be sufficient notice to all of them. 12.4 Persons Entitled by Death or Operation of Law Subject to the Act, every person who by operation of law, transfer, death of a shareholder or any other means becomes entitled to any securities of the Corporation will be bound by every notice in respect of those securities that, prior to that person’s name and address being entered in the records of the Corporation, has been duly given to the registered holder of those securities. 12.5 Undelivered Notices If the Corporation sends a notice or document to a shareholder in accordance with clause 12.1.1(a) and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address. 12.6 Waiver of Notice Where a notice or document is required to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. ARTICLE 13 ENACTMENT, AMENDMENT AND REPEAL OF BY-LAWS 13.1 Approval and Confirmation Unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may, by resolution, make, amend or repeal any by-laws. Where the board so makes, amends or repeals a by-law, the board shall submit the by-law, amendment or repeal to the shareholders at the next meeting of

- 17 - shareholders, and the shareholders may by ordinary resolution confirm, reject or amend that by-law, amendment or repeal 13.2 Effective Date Subject to this Article 13, any by-law, amendment or repeal of a by-law is effective from the date of the resolution of the board and remains in force until it is confirmed, confirmed as amended or rejected by the shareholders at the next meeting of shareholders. If a by-law, amendment or repeal is rejected by the shareholders, or if the board does not submit it to the shareholders as required by the Act, the by-law, amendment or repeal ceases to be effective and no subsequent resolution of the board to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

- 18 - MADE by the board on November 22, 2017.